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Ocwen Financial Corporation                                           Exhibit 99
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1675 Palm Beach Lakes Blvd.
West Palm Beach, FL  33401
NYSE symbol: OCN

NEWS RELEASE:     IMMEDIATE                                    October  26, 1998

OCWEN FINANCIAL CORPORATION REPORTS THIRD QUARTER RESULTS

WEST PALM BEACH, FL - Ocwen Financial Corporation (NYSE: OCN) today reported net income of $24.9 million, or $0.41 per diluted share, for the quarter ended September 30, 1998. Returns on average assets and average equity were 2.74% and 23.58%, respectively, for the third quarter of 1998. This compares to net income of $20.2 million, or $0.35 per diluted share, and returns on average assets and average equity of 2.78% and 26.47%, respectively, for the third quarter of 1997.

William C. Erbey, Chairman and Chief Executive Officer said, "We are very pleased with OCN's results this quarter, particularly in light of existing market conditions. In fact, this was the most profitable third quarter OCN has ever had. Our core discount loan businesses and commercial real estate lending activities were strong contributors to quarterly net income, and our servicing fees more than doubled over the same quarter last year. The increase in servicing fees reflects an increase in loans serviced for others, and supports our growth strategy of increasing fee-based income streams."

Mr. Erbey continued, "As you know, the United States capital markets -- including the financial services and mortgage-backed securities markets -- have experienced significant volatility, raising the very real possibility that the United States might be on the verge of an economic downturn. If events continue on their present course, slowing economic growth would likely result in rising delinquencies, creating a greater demand for OCN's services. In anticipation of these events, OCN is taking the following actions:

o Refocusing its resources on its core competencies, namely the acquisition and management of servicing-intensive assets and the development of exportable loan servicing technology for the mortgage and real estate industries.

    o OCN has eliminated approximately 200 positions since August 1998, including the layoff of approximately 150 employees with the objective of reducing its operating expenses and efficiency ratio. The majority of these positions related to OCN's discontinuation of its subprime domestic retail branch network.

o Increasing its liquidity position to maximize OCN's ability to capitalize upon opportunities that an economic downturn will present.

o Reducing OCN's reliance upon gain on sale accounting. For example, OCN currently anticipates effecting only one United States subprime and one United Kingdom ("UK") subprime securitization during the fourth quarter of 1998.

Mr. Erbey continued, "We are very pleased with our investment in Ocwen Technology Xchange, or OTX, our new technology division, which was formed to supply software products to the mortgage and real estate industries, making our advanced mortgage loan servicing, resolution and origination technology available to third parties through software licenses.

We are very proud to have recently gained endorsements by several servicers and large mortgage loan originators of our advanced loan servicing technology and e-commerce system. The marketing of these products has only just begun."

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Contacts                    Christine A. Reich                    (561) 682-8569
                             William C. Erbey                     (561) 682-8520
                             Mark S. Zeidman                      (561) 682-8600
--------------------------------------------------------------------------------

Ocwen Financial Corporation (OCN)
Third Quarter Results
October 26, 1998

THIRD QUARTER AND NINE MONTHS RESULTS AT A GLANCE           Third Quarter                     Nine Months
-------------------------------------------------    ----------------------------    ----------------------------
In thousands of dollars, except per share data           1998            1997            1998            1997
-------------------------------------------------    ------------    ------------    ------------    ------------
Revenues ........................................    $     98,540    $     63,359    $    186,197    $    179,217
Provision for loan losses .......................          (1,806)         (4,088)        (13,734)        (21,739)
Expenses ........................................         (68,914)        (33,069)       (165,972)        (86,953)
Income tax (expense) benefit ....................          (2,922)         (6,179)          2,888         (14,911)
Minority interest ...............................              33             142              (2)            384
                                                     ------------    ------------    ------------    ------------
Net income ......................................    $     24,931    $     20,165    $      9,377    $     55,998
                                                     ============    ============    ============    ============
Earnings per share:
   Basic ........................................    $       0.41    $       0.35    $       0.15    $       1.02
   Diluted ......................................    $       0.41    $       0.35    $       0.15    $       1.01
Weighted average shares outstanding:
   Basic ........................................      60,785,467      57,004,218      60,716,777      54,734,082
   Diluted ......................................      61,074,499      57,749,958      61,249,163      55,341,404

ALL REFERENCES BELOW REGARDING CHANGES ARE BASED ON COMPARISONS TO THE SAME PERIOD A YEAR AGO.

Revenues increased $35.2 million or 56% in the third quarter of 1998 and were up $7.0 million or 4% for the nine months ended September 30, 1998.

o Net interest income before provision for loan losses increased $3.3 million or 9% to $40.7 million in the third quarter of 1998. In the nine months ended September 30, 1998, net interest income increased $17.3 million or 21% to $100.2 million. The increase in net interest income during the third quarter of 1998 was largely due to a $7.1 million increase in interest income on loans available for sale and a $7.9 million increase in interest income on discount loans offset by a $2.7 million decrease in interest income on the loan portfolio and a $6.7 million increase in interest expense on obligations outstanding under lines of credit.

o Non-interest income increased $32.4 million or 128% to $57.9 million in the third quarter of 1998. This increase is due primarily to an $18.2 million increase in gains on interest earning assets, an $8.0 million increase in servicing fees and other charges and a $9.8 million increase in other income. The increase in servicing fees reflects a significant increase in loans serviced for others, from $5.51 billion at December 31, 1997 and $8.17 billion at June 30 1998 to $9.96 billion at September 30, 1998, resulting from securitizations by OCN of single family residential discount loans and subprime loans (which account for $2.91 billion) and agreements to service mortgage loans for others (which account for $7.05 billion). OCN has also increasingly entered into special servicing arrangements whereby OCN services loans that become greater than 60 days past due and receives incentive fees to the extent certain loss mitigation parameters are achieved. Through September 30, 1998, OCN has been designated as a special servicer for pools of loans totaling approximately $9.2 billion in unpaid principal balance. For the nine months ended September 30, 1998, non-interest income increased 7% to $86.0 million.

Provision for loan losses decreased by $2.3 million in the third quarter of 1998 and $8.0 million during the nine months ended September 30, 1998 is primarily due to a decline in the balance of discount loan and loan portfolios. At September 30, 1998, OCN had allowances for loan losses of $21.1 million and $4.1 million on its discount loan and loan portfolios, respectively, which amounted to 1.9% and 1.8% of the respective balances. OCN maintained reserves of 1.6% and 1.4% on its discount loans and loan portfolios, respectively, at December 31, 1997.

Expenses rose $35.8 million or 108% in the third quarter of 1998 as a result of growth in OCN's core business lines and in the expenses of OTX and Ocwen UK, which amounted to $6.0 million and $15.4 million, respectively, for the third quarter of 1998. Details of this growth for the quarter include:

o Compensation and employee benefits increased $12.0 million or 59% primarily due to an 81% increase in the average number of employees from 944 to 1,704.

o   Occupancy and equipment expense increased $4.5 million or 89%.

Ocwen Financial Corporation (OCN)
Third Quarter Results
October 26, 1998


o Distributions on capital securities amounted to $3.4 million during the third quarter of 1998, an increase of $1.5 million.

o Other operating expenses increased by $15.8 million primarily due to a $7.2 million increase in loan related expenses, a $2.5 million increase in amortization of goodwill, a $2.3 million increase in professional expenses and a $1.8 million increase in marketing expenses.

Income tax expense was recorded at a rate of 10.5% for the third quarter of 1998 as compared to 23.6% for the third quarter of 1997. OCN estimates that its effective tax rate for 1998 will approximate 7.9% before the use of a net operating loss carry forward. Such operating loss carry forward results in a $3.4 million tax benefit for the nine months ended September 30, 1998.

RECENT DEVELOPMENTS

On September 17, 1998, OCN completed the securitization of 2,706 single family residential mortgage discount loans with an aggregate unpaid principal balance of $172.9 million. OCN recorded a net gain of $19.2 million on the sale of the senior classes of securities in connection with this transaction. OCN continues to service the loans for a fee and has retained an interest in the related subordinate security valued at $12.1 million.

On September 29, 1998, OCN completed the securitization of 2,205 subprime single family residential mortgage loans with an aggregate unpaid principal balance of $261.6 million. OCN recorded a net gain of $13.3 million on the sale of the senior classes of securities in connection with this transaction. OCN continues to service the loans for a fee and has retained an interest in the related residual security valued at $18.3 million.

On October 7, 1998, OCN announced it's recent filing of a $250.0 million shelf registration statement with the Securities and Exchange Commission ("SEC") which allows for the issuance of up to $250.0 million of common and preferred stock, capital trust securities, senior and subordinated debt and other securities. Mark S. Zeidman, Chief Financial Officer, stated, "Since OCN's initial public offering, we have been planning to file a shelf registration statement once OCN became eligible under the SEC's regulations in order to take advantage of capital-raising opportunities if and when they arise in the future."

For the nine months ended September 30, 1998, OCN purchased discount loans with a total unpaid principal balance of approximately $842.2 million. Combined purchases and originations of subprime single family loans for the same period amounted to approximately $1.42 billion of unpaid principal balance, which includes $134.1 million of originations by Ocwen UK, $292.8 million purchased from the US operations of Cityscape and $421.3 million purchased in connection with the acquisition of the UK operation of Cityscape during the first and second quarter of 1998, respectively.

THE REMAINDER OF THIS RELEASE CONTAINS SUMMARY INFORMATION ON OCN'S SEGMENT PROFITABILITY, SPECIFIC AREAS OF RESULTS, FINANCIAL CONDITION AND AVERAGE
BALANCES AND RATES, AS WELL AS OCN'S INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

Ocwen Financial Corporation (OCN)
Third Quarter Results
October 26, 1998



NET INCOME SUMMARY BY BUSINESS ACTIVITY

Through September 30, 1998, OCN continued to engage in significant discount loan acquisition and resolution activities and a variety of other mortgage lending activities, which generally reflect OCN's desire to focus on business lines which leverage its core competency, the servicing and management of servicing intensive assets. The following table presents the estimated contribution by business activity to OCN's net income for the periods indicated.

                                                                Three Months                                Nine Months
                                                 -----------------------------------------     -----------------------------------
  For the periods ended September 30,                   1998                      1997                1998                1997
                                                 -------------------     -----------------     ------------------     ------------
 (Dollars in thousands)                           Amount       %          Amount      %         Amount      %         Amount    %
----------------------------------------------   --------   --------     --------  -------     --------  --------     -------  ---
Discount Loans:

  Single family residential loans ............      6,056         24       (1,537)      (8)      28,575       305      10,787   19
  Large commercial real estate loans .........     11,996         48       10,611       53       25,293       270      20,415   36
  Small commercial real estate loans .........      1,651          7          457        2        7,669        82       1,599    3

Investment in low-income housing tax credits .      1,751          7        4,043       20        7,036        75       7,803   14

Commercial real estate lending ...............      6,928         28        4,045       20       12,246       130       6,113   11

Subprime single family residential lending (1)     (4,192)       (17)        (684)      (3)      (1,828)      (19)         60   --

Mortgage loan servicing (2) ..................      1,582          6        1,473        7        5,710        61       2,581    5

Investment securities ........................      2,394         10        2,207       11      (69,722)     (744)      5,612   10

OTX ..........................................     (1,826)        (7)          --       --       (6,076)      (65)         --   --

Other ........................................     (1,409)        (6)        (450)      (2)         474         5       1,028    2
                                                 --------   --------     --------  -------     --------  --------     -------  ---
                                                 $ 24,931        100%    $ 20,165      100%    $  9,377       100%    $55,998  100%
                                                 ========   ========     ========  =======     ========  ========     =======  ===

(1) Includes net income (loss) from foreign operations derived from Ocwen UK of ($2.9) million and $2.9 million for the three and nine months ended September 30, 1998, respectively.

(2) Includes net income from foreign operations derived from Ocwen UK of $216,000 and $1.9 million for the three and nine months ended September 30, 1998, respectively.

REVENUES

NET INTEREST INCOME

Interest income of $88.5 million for the third quarter of 1998 increased by $11.2 million or 15% over that of the third quarter of 1997. This increase is the result of a $542.3 million increase in average interest-earning assets, offset by an 82 basis point decrease in the average yield earned. The decline in the average yield earned for the third quarter of 1998 is primarily due to a decline in the yield on securities available for sale, offset in part by an increase in the yield on the loan portfolio (primarily due to additional interest received in connection with the payoff of commercial loans.) Of the $542.3 million net increase in average interest-earning assets, $364.3 million, $295.4 million and $140.7 million related to securities available for sale, loans available for sale and the discount loan portfolio, respectively, offset by a $157.4 million decrease related to the loan portfolio and a $156.1 million decrease in federal funds sold and repurchase agreements. Of the $295.4 million increase in loans available for sale, $129.6 million related to loans held by Ocwen UK. The average yield on interest-earning assets was 11.94% and 12.76% in the third quarter of 1998 and 1997, respectively, and 10.70% and 11.48% for the nine months ended September 30, 1998 and 1997, respectively. For the nine months ended September 30, 1998, interest income amounted to $241.5 million, a $42.7 million or 21.5% increase over the same period in 1997.

Ocwen Financial Corporation (OCN)
Third Quarter Results
October 26, 1998

Interest expense of $47.9 million for the third quarter of 1998 increased by $7.9 million or 20% over the comparable period in the prior year as a result of a $340.0 million or 14% increase in the average balance of interest-bearing liabilities. Of the $340.0 million increase in the average balance of interest-bearing liabilities, $337.0 million and $71.4 million related to increases in borrowings under lines of credit and securities sold under agreements to repurchase, respectively, offset by a $76.1 million decline in certificates of deposit. The average rate paid on interest-bearing liabilities was 7.08% and 6.76% in the third quarter of 1998 and 1997, respectively. For the nine months ended September 30, 1998, interest expense amounted to $141.3 million, a $25.3 million or 22% increase over the same period of the prior year.

As a result of the above, net interest income before provision for loan losses of $40.7 million for the third quarter of 1998 increased by $3.3 million or 9% from the third quarter of 1997 and the net interest margin for the third quarter of 1998 decreased to 5.49% from 6.17% for the third quarter of 1997. Net interest income of $100.2 million for the nine months ended September 30, 1998 increased $17.3 million or 21% over the comparable period of the prior year and the net interest margin declined 34 basis points to 4.44%.

NON-INTEREST INCOME

Non-interest income for the third quarter of 1998 amounted to $57.9 million, an increase of $32.4 million or 128% from that of the third quarter of 1997. The increase was primarily due to an $18.2 million increase in gains on interest earning assets, an $8.0 million increase in servicing fees and other charges and a $9.8 million increase in other income. Other income of $17.1 million for the third quarter of 1998 included $5.0 million of gains on sales of investments in real estate, $3.4 million of income resulting from OCN's equity investment in Kensington Mortgage Company, $2.9 million of brokerage commissions earned in connection with Ocwen UK loan originations, a $2.3 million gain recognized in connection with the sale of investments in three low-income housing tax credit projects and $1.8 million of management fees earned from OAC. Other income of $7.3 million for the third quarter of 1997 is primarily comprised of $6.3 million of gains recognized in connection with the sale of investments in low-income housing tax credit projects. Gains on interest-earning assets for the third quarter of 1998 amounted to $24.2 million and were primarily comprised of a $13.3 million gain recognized in connection with the securitization of subprime single family residential mortgage loans with an aggregate unpaid principal balance of $261.6 million, and a $19.2 million gain recognized in connection with the securitization of discount single family residential mortgage loans with an aggregate unpaid principal balance of $172.9 million, offset by a $10.8 million charge on certain available for sale securities. Gains on interest-earning assets for the nine months ended September 30, 1998 decreased by $45.2 million from the same period in 1997 primarily as a result of the $8.5 million and $77.6 million charge on AAA-rated agency interest-only securities from the first and second quarter of 1998, respectively, and includes $55.7 million in gains earned during the first and second quarter of 1998 in connection with securitizations of discount and subprime mortgage loans.

The increase in servicing fees and other charges reflects an increase in loan servicing and related fees as a result of an increase in loans serviced for others. The unpaid principal balance of loans serviced for others averaged $9.13 billion and $3.03 billion during the third quarter of 1998 and 1997, respectively, and $7.47 billion and $2.52 billion during the nine months ended September 30, 1998 and 1997, respectively. At September 30, 1998, OCN serviced 142,844 loans for third parties totaling $9.96 billion versus 125,318 loans totaling $8.17 billion at June 30, 1998, and 70,308 loans totaling $5.51 billion at December 31, 1997.

EQUITY IN EARNINGS OF INVESTMENT IN JOINT VENTURES

On December 12, 1997, BCBF LLC (the "LLC"), a joint venture between OCN and Black Rock Finance LP, distributed all of its remaining assets to its partners. As a result, no equity in earnings of investment in joint venture was recorded during 1998. During the third quarter of 1997, OCN recorded $546,000 of income related to its investment in joint ventures, consisting primarily of net interest income. Income from the joint venture amounted to $16.2 million for the first nine months of 1997 and includes $9.2 million of net gains related to the securitization of single-family residential loans in the first quarter of 1997.

PROVISION FOR LOAN LOSSES

 Provision for loan losses decreased by $2.3 million in the third quarter of 1998 and $8.0 million during the nine months ended September 30, 1998. The decline in the provision for loan losses in 1998 as compared to 1997 is primarily due to a

Ocwen Financial Corporation (OCN)
Third Quarter Results
October 26, 1998

decline in the balance of discount loans and loan portfolios. At September 30, 1998, OCN had allowances for losses of $21.1 million and $4.1 million on its discount loan and loan portfolios, respectively, which amounted to 1.9% and 1.8% of the respective balances. OCN maintained reserves of 1.6% and 1.4% on its discount loans and loan portfolios, respectively, at December 31, 1997.

EXPENSES

NON-INTEREST EXPENSE

Non-interest expense amounted to $65.5 million for the third quarter of 1998 and includes $6.0 million and $15.4 million related to OTX and Ocwen UK, respectively, representing an increase of $34.3 million or 110% over the third quarter of 1997. Compensation and employee benefits increased by $12.0 million as the average number of employees increased to 1,704 from 944. Occupancy and equipment expense increased $4.5 million primarily due to an increase in data processing costs, general office equipment expenses and rent expense. Other operating expenses increased by $15.8 million primarily due to a $7.2 million increase in loan related expenses, a $2.5 million increase in amortization of goodwill, a $2.3 million increase in professional expenses and a $1.8 million increase in marketing expenses. For the nine months ended September 30, 1998, non-interest expense amounted to $155.8 million, a $70.7 million or 83.0% increase over the same period of the prior year.

DISTRIBUTIONS  ON  COMPANY-OBLIGATED,   MANDATORILY   REDEEMABLE  SECURITIES  OF
SUBSIDIARY TRUST HOLDING SOLELY JUNIOR SUBORDINATED DEBENTURES

In August 1997, Ocwen Capital Trust I, a wholly-owned subsidiary of OCN, issued $125.0 million of 10 7/8% Capital Securities. Distributions amounted to $3.4 million and $10.2 million during the three and nine months ended September 30, 1998, respectively, as compared to $1.9 million for the same periods in 1997.

INCOME TAXES

Income tax (expense) benefit amounted to $(2.9) million and $(6.2) million during the third quarter of 1998 and 1997, respectively, and $2.9 million and $(14.9) million for the nine months ended September 30, 1998 and 1997, respectively. OCN's income taxes reflect an expected tax rate of 7.9% for 1998 before the use of a $3.4 million tax benefit resulting from the use of prior year net operating loss carryforwards. This compares to an effective tax rate of 21.4% for 1997. OCN's expected tax rate is less than its statutory tax rate primarily due to tax credits of $4.6 million and $3.8 million for the third quarter of 1998 and 1997, respectively, and $13.6 million and $10.3 million for the first nine months of 1998 and 1997, respectively, resulting from investments in low-income housing tax credit interests. No valuation allowance was required at September 30, 1998 because it is expected that losses and tax credits will be utilized to offset future taxable income and tax expense.

ASSETS AND LIABILITIES

At September 30, 1998,OCN had $3.39 billion of total assets as compared to $3.07 billion at December 31, 1997, an increase of $115.0 million or 3% and $321.6 million or 11%, respectively. The increase in total assets was primarily due to a $236.1 million increase in securities available for sale, primarily short duration collateralized mortgage obligations, a $160.3 million increase in loans available for sale, a $105.6 million increase in cash and cash equivalents and a $75.1 million increase in investment securities, offset by a $339.6 million decrease in discount loans. OCN acquired discount loans with a combined total unpaid principal balance of approximately $168.5 million during the three months ended September 30, 1998, resulting in total acquisitions of $842.2 million for the nine months ended September 30, 1998. In addition, OCN purchased and originated single family residential loans to subprime borrowers with a total unpaid principal balance of approximately $271.9 million during the third quarter of 1998, of which $88.0 million were originated by Ocwen UK. At September 30, 1998, OCN had $2.82 billion of total liabilities as compared to $2.52 billion at December 31, 1997. The increase in total liabilities was due primarily to a $93.7 million increase in deposits and a $215.5 million increase in obligations outstanding under lines of credit (obtained primarily to finance the acquisition and origination of single family residential subprime loans).

Ocwen Financial Corporation (OCN)
Third Quarter Results
October 26, 1998

CAPITAL

Stockholders' equity increased $24.4 million or 6% during the nine months ended September 30, 1998 to $444.1 million from $419.7 million at December 31, 1997. The increase is primarily the result of net income of $9.4 million and a $16.1 million increase in net unrealized gains on securities available for sale, offset by a net unrealized foreign currency translation loss of $2.5 million. At September 30, 1998, stockholders' equity included $11.1 million of net unrealized gains on securities available for sale (gains of $23.1 million and losses of $12.0 million) and a net unrealized foreign currency translation loss of $2.5 million, as compared with $5.0 million of net unrealized losses on securities available for sale at December 31, 1997.

LIQUIDITY

The primary sources of funds for liquidity consists of deposits, lines of credit, and maturities and payments of principal and interest on OCN's loans and securities and proceeds from the sale and securitization thereof, reverse repurchase agreements and Federal Home Loan Bank advances.

At September 30, 1998, Ocwen Financial Corporation had approximately $34.1 million of debt outstanding secured by discount commercial office loans. This debt was repaid in full on October 6, 1998 in connection with the sale of the loans. As of October 26, 1998, Ocwen Financial Corporation has no secured debt and has unpledged securities with a market value of $18.8 million available to secure borrowings.

At September 30, 1998, Investors Mortgage Insurance Holding Company ("IMI") had entered into $19.6 million of reverse repurchase agreements with unrelated counterparties and had unpledged securities with a market value of $43.3 million available to secure additional borrowings. Subsequent to September 30, 1998, the amount outstanding under these reverse repurchase agreements has been reduced to $13.6 million due to margin calls.

At September 30, 1998, Ocwen Federal Bank ("OFB") had $1.83 billion of certificates of deposit outstanding. Of this amount, scheduled maturities of certificates of deposit during the 12 months ending September 30, 1999, 2000 and thereafter amounted to $989.0 million, $345.4 million, and $502.6 million, respectively. Additionally, at September 30, 1998, OFB had cash and cash equivalents in excess of $261.0 million, unencumbered investment grade mortgage-backed securities of approximately $471.6 million, and unencumbered non-investment grade securities of approximately $21.5 million, which could be used to secure additional borrowings. At September 30, 1998, OFB was eligible to borrow up to an aggregate of $652.5 million from the Federal Home Loan Bank of New York (subject to the availability of acceptable collateral) and had $58.9 million of assets which could be pledged as security for such advances.

OFB's ability to make capital distributions as a Tier 1 association pursuant to the Office of Thrift Supervision ("OTS") capital distribution regulation are limited by the regulatory capital levels which it has committed to the OTS it would maintain, commencing on June 30, 1997. As a result of a verbal agreement between OFB and the OTS to dividend subordinate and residual mortgage-related securities resulting from securitization activities conducted by OFB, which had an aggregate carrying value of $20.8 million at September 30, 1998, OFB may be limited in its ability to pay cash dividends to OCN. OFB recently received approval from the OTS to pay a $30.0 million cash dividend to OCN in the fourth quarter of 1998. Future cash dividends depend on the future operating results of OFB.

The liquidity of OCN includes lines of credit obtained by Ocwen Financial Services ("OFS"), as follows: (i) a $200 million secured line of credit, of which $100 million was committed, (ii) a $50 million secured line of credit,
(iii) a $200 million secured line of credit of which $100 million was committed, and (iv) a $200 million secured line of credit, of which $100 million was committed. The lines of credit mature between March 1999 and July 2001. An aggregate of $144.1 million was outstanding under these lines of credit at
September 30, 1998. Additionally, at September 30, 1998 OFS had entered into $27.0 million of reverse repurchase agreements and residual financing collateralized by subprime residuals with a number of counterparties in order to finance residual securities retained in connection with its securitization of subprime residential mortgage loans. Of this amount, $16.8 million is scheduled to mature in July 2001, with the balance subject to monthly renewal. Additionally, OFS had unpledged securities with a market value of $19.0 million available to secure additional borrowings.

Ocwen Financial Corporation (OCN)
Third Quarter Results
October 26, 1998

Further, Ocwen UK has entered into a term loan and a revolving warehouse line of credit which is available to finance Ocwen UK's originations and purchases of subprime mortgage loans. At September 30, 1998, the term loan, which matures in January 1999, was for $37.4 million ((pound)22.0 million), against which $29.6 million ((pound)17.4 million) had been borrowed, and the warehouse facility, which matures in April 1999, was for $169.9 million ((pound)100.0 million reduced for the amount borrowed under the term loan), against which $115.8 million ((pound)68.2 million) had been borrowed. Additionally, at September 30, 1998 Ocwen UK had entered into an $18.7 million reverse repurchase agreement, which matures in July 2001, with Greenwich International Ltd. to finance a residual security retained in connection with Ocwen UK's securitization of subprime residential mortgage loans.


FORWARD-LOOKING STATEMENTS

CERTAIN STATEMENTS CONTAINED HEREIN ARE NOT BASED ON HISTORICAL FACTS AND ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES ACT OF 1934, AS AMENDED. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY REFERENCE TO A FUTURE PERIOD(S) OR BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "ANTICIPATE," "BELIEVE," "COMMITMENT," "CONTINUE," "COULD," "ESTIMATE," "MAY," "PRESENT," "WILL," FUTURE OR CONDITIONAL VERB TENSES, SIMILAR TERMS, VARIATIONS ON SUCH TERMS OR NEGATIVES OF SUCH TERMS. ALTHOUGH OCN BELIEVES THE ANTICIPATED RESULTS OR OTHER EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE INDICATED DUE TO RISKS, UNCERTAINTIES AND CHANGES WITH RESPECT TO A VARIETY OF FACTORS, INCLUDING, BUT NOT LIMITED TO, INTERNATIONAL, NATIONAL, REGIONAL OR LOCAL ECONOMIC ENVIRONMENTS, GOVERNMENT FISCAL AND MONETARY POLICIES, PREVAILING INTEREST OR CURRENCY EXCHANGE RATES, EFFECTIVENESS OF INTEREST RATE, CURRENCY AND OTHER HEDGING STRATEGIES, LAWS AND REGULATIONS AFFECTING FINANCIAL INSTITUTIONS, REAL ESTATE INVESTMENT TRUSTS AND REAL ESTATE (INCLUDING REGULATORY FEES, CAPITAL REQUIREMENTS AND INCOME AND PROPERTY TAXATION), UNCERTAINTY OF FOREIGN LAWS, COMPETITIVE PRODUCTS, PRICING AND CONDITIONS (INCLUDING FROM COMPETITORS THAT HAVE SIGNIFICANTLY GREATER RESOURCES THAN OCN), CREDIT, PREPAYMENT, BASIS, DEFAULT, SUBORDINATION AND ASSET/LIABILITY RISKS, LOAN SERVICING EFFECTIVENESS, ABILITY TO IDENTIFY ACQUISITIONS AND INVESTMENT OPPORTUNITIES MEETING OCN'S INVESTMENT STRATEGY, COURSE OF NEGOTIATIONS AND ABILITY TO REACH AGREEMENT WITH RESPECT TO MATERIAL TERMS OF ANY PARTICULAR TRANSACTION, SATISFACTORY DUE DILIGENCE RESULTS, SATISFACTION OR FULFILLMENT OF AGREED UPON TERMS AND CONDITIONS OF CLOSING OR PERFORMANCE, TIMING OF TRANSACTION CLOSINGS, ACQUISITIONS AND INTEGRATION OF ACQUIRED BUSINESSES, SOFTWARE INTEGRATION, DEVELOPMENT AND LICENSING, AVAILABILITY OF AND COSTS ASSOCIATED WITH OBTAINING ADEQUATE AND TIMELY SOURCES OF LIQUIDITY, DEPENDENCE ON EXISTING SOURCES OF FUNDING, ABILITY TO REPAY OR REFINANCE INDEBTEDNESS (AT MATURITY OR UPON ACCELERATION), TO MEET COLLATERAL CALLS BY LENDERS (UPON RE-VALUATION OF THE UNDERLYING ASSETS OR OTHERWISE), TO GENERATE REVENUES SUFFICIENT TO MEET DEBT SERVICE PAYMENTS AND OTHER OPERATING EXPENSES AND TO SECURITIZE WHOLE LOANS, AVAILABILITY OF DISCOUNT LOANS FOR PURCHASE, SIZE OF, NATURE OF AND YIELDS AVAILABLE WITH RESPECT TO THE SECONDARY MARKET FOR MORTGAGE LOANS, FINANCIAL, SECURITIES AND SECURITIZATION MARKETS IN GENERAL, ALLOWANCES FOR LOAN LOSSES, GEOGRAPHIC CONCENTRATIONS OF ASSETS (TEMPORARY OR OTHERWISE), TIMELY LEASING OF UNOCCUPIED SQUARE FOOTAGE (GENERALLY AND UPON LEASE EXPIRATION), CHANGES IN REAL ESTATE CONDITIONS (INCLUDING LIQUIDITY, VALUATION, REVENUES, RENTAL RATES, OCCUPANCY LEVELS AND COMPETING PROPERTIES), ADEQUACY OF INSURANCE COVERAGE IN THE EVENT OF LOSS, KNOWN OR UNKNOWN
ENVIRONMENTAL CONDITIONS, YEAR 2000 COMPLIANCE, OTHER FACTORS GENERALLY UNDERSTOOD TO AFFECT THE REAL ESTATE ACQUISITION, MORTGAGE AND LEASING MARKETS, SECURITIES INVESTMENTS AND RAPID GROWTH COMPANIES, AND OTHER RISKS DETAILED FROM TIME TO TIME IN OCN'S REPORTS AND FILINGS WITH THE SEC, INCLUDING ITS REGISTRATION STATEMENTS ON FORMS S-1 AND S-3 AND PERIODIC REPORTS ON FORMS 10-Q, 8-K AND 10-K.

Ocwen Financial Corporation (OCN)
Third Quarter Results
October 26, 1998

ATTACHED ARE THE FINANCIAL SUMMARY, THE AVERAGE BALANCE AND RATE ANALYSIS TABLES AND THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS.

OCWEN FINANCIAL CORPORATION                                 At or for the Three                      At or for the Nine
FINANCIAL SUMMARY                                        Months ended September 30,               Months ended September 30,
                                                   --------------------------------------  ---------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)             1998             1997      Change %     1998            1997        Change %
------------------------------------------------   -----------     -----------   --------  -----------     -----------    --------
OPERATIONS DATA:
Interest income ................................   $    88,542     $    77,326       15    $   241,457     $   198,795       21
Interest expense ...............................        47,859          39,944       20        141,291         115,976       22
                                                   -----------     -----------             -----------     -----------
Net interest income ............................        40,683          37,382        9        100,166          82,819       21
Provision for loan losses ......................         1,806           4,088      (56)        13,734          21,739      (37)
                                                   -----------     -----------             -----------     -----------
   Net interest income after provision for
     loan losses ...............................        38,877          33,294       17         86,432          61,080       42
                                                   -----------     -----------             -----------     -----------
Servicing fees and other charges ...............        15,348           7,321      110         39,044          17,510      123
Gain on interest-earning assets, net ...........        24,170           5,999      303            908          46,142      (98)
Other non-interest income ......................        18,339          12,111       51         46,079          16,526      179
                                                   -----------     -----------             -----------     -----------
   Total non-interest income ...................        57,857          25,431      128         86,031          80,178        7
                                                   -----------     -----------             -----------     -----------
Compensation and employee benefits .............        32,474          20,471       59         83,721          55,069       52
Other non-interest expense .....................        33,042          10,748      207         72,056          30,034      140
                                                   -----------     -----------             -----------     -----------
   Total non-interest expense ..................        65,516          31,219      110        155,777          85,103       83
Capital Trust Securities .......................         3,398           1,850       84         10,195           1,850      451
Equity in earnings of investment in joint
  ventures .....................................            --             546     (100)            --          16,220     (100)
                                                   -----------     -----------             -----------     -----------
   Income before income taxes ..................        27,820          26,202        6          6,491          70,525      (91)
                                                   -----------     -----------             -----------     -----------
Income tax (expense) benefit ...................        (2,922)         (6,179)     (53)         2,888         (14,911)     119
Minority interest ..............................            33             142      (77)            (2)            384     (101)
                                                   -----------     -----------             -----------     -----------
   Net income ..................................   $    24,931     $    20,165       24    $     9,377     $    55,998      (83)
                                                   ===========     ===========             ===========     ===========
Earnings per share:
   Basic .......................................   $      0.41     $      0.35       17    $      0.15     $      1.02      (85)
   Diluted .....................................   $      0.41     $      0.35       17    $      0.15     $      1.01      (85)

KEY RATIOS:
Net interest spread ............................          4.86%           6.00%     (19)          3.93%           4.82%     (18)
Net interest margin ............................          5.49%           6.17%     (11)          4.44%           4.78%      (7)
Annualized Return on Average:
   Assets (1) (2) ..............................          2.74%           2.78%      (1)          0.34%           2.72%     (88)
   Equity (2) ..................................         23.58%          26.47%     (11)          2.92%          29.86%     (90)
Efficiency Ratio (3) ...........................         66.49%          49.27%     (35)         83.66%          47.49%      76

AVERAGE BALANCES:
Securities available for sale ..................   $   597,261     $   232,957      156    $   571,862     $   293,393       95
Loan portfolio .................................       255,113         412,520      (38)       273,979         427,749      (36)
Discount loan portfolio ........................     1,357,124       1,216,417       12      1,347,753       1,228,267       10
Total interest-earning assets ..................     2,966,091       2,423,833       22      3,008,093       2,308,516       30
Total assets ...................................     3,644,135       2,903,514       26      3,628,944       2,747,893       32

Deposits .......................................     1,940,487       2,000,512       (3)     1,879,363       2,022,407       (7)
Total interest-earning liabilities .............     2,702,114       2,362,201       14      2,780,923       2,322,348       20
Total liabilities ..............................     3,221,237       2,598,744       24      3,201,134       2,497,816       28
Total stockholders' equity .....................       422,898         304,770       39        427,810         250,077       71
--------------------------------------------------------------------------------------------------------------------------------

Ocwen Financial Corporation (OCN)
Third Quarter Results
October 26, 1998

(1) Includes OCN's pro rata share of average assets held by the joint venture for the three and nine months ended September 30, 1997.

(2) Exclusive of the charge of $77,645 ($62,368 after tax) in the second quarter of 1998 associated with OCN's interest only portfolio, the annualized return on average assets would have been 3.20% for the nine months ended September 30, 1998 and the annualized return on average equity would have been 27.12% for the nine months ended September 30, 1998.

(3) Before provision for loan losses, and including equity in earnings of investment in joint venture for the three and nine months ended September 30, 1997. Exclusive of the $77,645 charge in the second quarter of 1998, the efficiency ratio would have been 59.04% for the nine months ended September 30, 1998.

Ocwen Financial Corporation (OCN)
Third Quarter Results
October 26, 1998

OCWEN FINANCIAL CORPORATION
AVERAGE BALANCE/RATE ANALYSIS
                                                                Three months ended September 30,
                                         ----------------------------------------------------------------------------
                                                          1998                                  1997
                                         -------------------------------------   ------------------------------------
                                          Average                   Annualized    Average                  Annualized
                                          Balance       Interest    Yield/Rate    Balance      Interest    Yield/Rate
                                         ----------    ---------    ----------   ----------   ----------   ----------
AVERAGE ASSETS:
Federal funds sold and repurchase
  agreements.........................    $  185,765    $   2,508       5.40%     $  341,868   $    4,844       5.67%
Securities available for sale........       597,261        8,982       6.02         232,957        8,725      14.98
Loans available for sale.............       467,449       11,390       9.75         172,053        4,267       9.92
Investment securities and other......       103,379        1,617       6.26          48,018          695       5.79
Loan portfolio.......................       255,113       13,771      21.59         412,520       16,425      15.93
Discount loan portfolio..............     1,357,124       50,274      14.82       1,216,417       42,370      13.93
                                         ----------    ---------                 ----------   ----------
Total interest-earning assets,
  interest income....................     2,966,091       88,542      11.94      $2,423,833       77,326      12.76
                                         ----------    ---------                 ----------   ----------
Non-interest earning cash............        53,347                                   6,061
Allowance for loan losses............       (26,844)                                (25,866)
Investments in low-income housing
  tax credit interests...............       138,716                                  95,399
Investment in joint ventures.......           1,132                                  25,552
Real estate owned, net...............       153,474                                 139,143
Investment in real estate............        22,615                                  54,181
Other assets.........................       335,604                                 185,211
                                         ----------                              ----------
Total assets.........................    $3,644,135                              $2,903,514
                                         ==========                              ==========

AVERAGE LIABILITIES AND STOCKHOLDERS'
  EQUITY:
Interest-bearing demand deposits.....    $   50,912    $     552       4.34%     $   34,521   $      282       3.27%
Savings deposits.....................         1,606            9       2.24           1,933           11       2.28
Certificates of deposit..............     1,887,969       30,585       6.48       1,964,058       30,764       6.27
                                         ----------    ---------                 ----------   ----------
Total interest-bearing deposits......     1,940,487       31,146       6.42       2,000,512       31,057       6.21
Notes, debentures and other..........       225,397        6,772      12.02         233,717        6,798      11.63
Obligations outstanding under lines
  of credit..........................       461,316        8,767       7.60         124,341        2,025       6.51
Securities sold under agreements to
  repurchase.........................        74,495        1,168       6.27           3,075           56       7.28
Federal Home Loan Bank advances......           419            6       5.73             556            8       5.76
                                         ----------    ---------                 ----------   ----------
Total interest-bearing liabilities,
  interest expense...................     2,702,114       47,859       7.08       2,362,201       39,944       6.76
Non-interest bearing deposits........           951                                  37,269
Escrow deposits......................       201,221                                  80,840
Capital Trust Securities.............       125,000                                  68,548
Other liabilities....................       191,951                                  49,886
                                         ----------                              ----------
Total liabilities....................     3,221,237                               2,598,744
Stockholders' equity.................       422,898                                 304,770
                                         ----------                              ----------
Total liabilities and stockholders'
  equity.............................    $3,644,135                              $2,903,514
                                         ==========                              ==========

Net interest income before provision
  for loan losses....................                  $  40,683                              $   37,382
                                                       =========                              ==========
Net interest rate spread...........                                    4.86%                                   6.00%
Net interest margin..................                                  5.49%                                   6.17%
Ratio of interest-earning assets to
  interest-bearing liabilities.......                                   110%                                    103%

Ocwen Financial Corporation (OCN)
Third Quarter Results
October 26, 1998


                                                                     Nine months ended September 30,
                                               --------------------------------------------------------------------------
                                                               1998                                  1997
                                               ------------------------------------- ------------------------------------
                                               Average                   Annualized   Average                  Annualized
                                               Balance       Interest    Yield/Rate   Balance      Interest    Yield/Rate
                                              ----------    ---------    ----------  ----------   ----------   ----------
AVERAGE ASSETS:                                                        (Dollars in thousands)
Federal funds sold and repurchase agreements  $  130,421    $  4,944       5.05%     $  179,132   $    7,296      5.43%
Securities available for trading............          --          --         --           4,393          248      7.53
Securities available for sale...............     571,862      25,655       5.98         293,393       23,407     10.64
Loans available for sale....................     601,708      46,185      10.23         142,194       11,091     10.40
Investment securities and other.............      82,370       3,633       5.88          33,388        2,122      8.47
Loan portfolio..............................     273,979      31,688      15.42         427,749       37,791     11.78
Discount loan portfolio.....................   1,347,753     129,352      12.80       1,228,267      116,840     12.68
                                              ----------    --------                 ----------   ----------
Total interest-earning assets, interest
   income...................................   3,008,093     241,457      10.70       2,308,516      198,795     11.48
                                                            --------                              ----------
Non-interest earning cash...................      31,826                                  9,872
Allowance for loan losses...................     (25,632)                               (21,274)
Investments in low-income housing tax
   credit interests.........................     128,089                                 95,525
Investment in joint ventures................       1,081                                 39,772
Real estate owned, net......................     167,346                                117,966
Investment in real estate...................      46,521                                 18,060
Other assets................................     271,620                                179,456
                                              ----------                             ----------
  Total assets..............................   3,628,944                             $2,747,893
                                              ==========                             ==========

AVERAGE LIABILITIES AND STOCKHOLDERS'
   EQUITY:
Interest-bearing demand deposits............  $   36,901    $  1,165       4.21%     $   33,940   $    1,005      3.95%
Savings deposits............................       1,695          29       2.28           2,197           38      2.31
Certificates of deposit.....................   1,840,767      86,474       6.26       1,986,270       91,278      6.13
                                              ----------    --------                 ----------   ----------
  Total interest-bearing deposits...........   1,879,363      87,668       6.22       2,022,407       92,321      6.09
Notes, debentures and other.................     225,790      20,258      11.96         230,160       20,388     11.81
Obligations outstanding under lines of           556,581      28,390       6.80          46,225        2,298      6.63
   credit...................................
Securities sold under agreements to              116,556       4,869       5.57          12,760          533      5.57
   repurchase...............................
Federal Home Loan Bank advances.............       2,633         106       5.37          10,796          436      5.38
                                              ----------    --------                 ----------   ----------
  Total interest-bearing liabilities,
   interest expense.........................   2,780,923     141,291       6.77       2,322,348      115,976      6.66
                                                            --------                              ----------
Non-interest bearing deposits...............      14,546                                 26,986
Escrow deposits.............................     151,749                                 74,853
Capital Trust Securities....................     125,000                                 22,849
Other liabilities...........................     128,916                                 50,780
                                              ----------                             ----------
  Total liabilities.........................   3,201,134                              2,497,816
Stockholders' equity........................     427,810                                250,077
                                              ----------                             ----------
  Total liabilities and stockholders' equity  $3,628,944                             $2,747,893
                                              ==========                             ==========
Net interest income before provision for
   loan losses..............................                $100,166                              $   82,819
                                                            ========                              ==========
Net interest rate spread....................                               3.93%                                  4.82%
Net interest margin.........................                               4.44%                                  4.78%
Ratio of interest-earning assets to
   interest-bearing liabilities.............                                108%                                    99%

Ocwen Financial Corporation (OCN)
Third Quarter Results
October 26, 1998

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES                                        September 30,  December 31,
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION                                          1998           1997
(DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)                                           (Unaudited)     (Audited)
                                                                                    -----------    -----------
Assets
Cash and amounts due from depository institutions ...............................   $    22,374    $    12,243
Interest earning deposits .......................................................        22,489        140,001
Federal funds sold and repurchase agreements ....................................       213,000             --
Securities available for sale, at market value ..................................       712,850        476,796
Loans available for sale, at lower of cost or market ............................       337,336        177,041
Investment securities, net ......................................................        88,430         13,295
Loan portfolio, net .............................................................       224,741        266,299
Discount loan portfolio, net ....................................................     1,094,590      1,434,176
Investments in low-income housing tax credit interests ..........................       133,682        128,614
Investment in joint ventures ....................................................         1,206          1,056
Real estate owned, net ..........................................................       169,720        167,265
Investment in real estate .......................................................        17,271         65,972
Premises and equipment, net .....................................................        41,636         21,542
Income taxes receivable .........................................................        34,701             --
Deferred tax asset ..............................................................        42,581         45,148
Excess of purchase price over net assets acquired ...............................        34,430         15,560
Principal, interest and dividends receivable ....................................        18,395         17,284
Escrow advances on loans ........................................................        53,280         47,888
Other assets ....................................................................       128,016         38,985
                                                                                    -----------    -----------
                                                                                    $ 3,390,728    $ 3,069,165
                                                                                    ===========    ===========
Liabilities and Stockholders' Equity

Liabilities:
   Deposits .....................................................................   $ 2,076,537    $ 1,982,822
   Securities sold under agreements to repurchase ...............................        60,798        108,250
   Obligations outstanding under lines of credit ................................       333,803        118,304
   Notes, debentures and other interest bearing obligations .....................       225,317        226,975
   Accrued interest payable .....................................................        43,887         32,238
   Income taxes payable .........................................................            --          3,132
   Accrued expenses, payables and other liabilities .............................        80,159         51,709
                                                                                    -----------    -----------
     Total liabilities ..........................................................     2,820,501      2,523,430
                                                                                    -----------    -----------

Company-obligated, mandatorily redeemable securities of
       subsidiary trust holding solely junior subordinated
       debentures of the Company ................................................       125,000        125,000

Minority interest ...............................................................         1,136          1,043

Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.01 par value; 20,000,000 shares authorized; 0 shares issued
     and outstanding ............................................................            --             --
Common stock, $.01 par value; 200,000,000 shares authorized; 60,794,193 and
60,565,835 shares issued and outstanding at September 30, 1998 and December 31,
1997, respectively ..............................................................           608            606
   Additional paid-in capital ...................................................       166,193        164,751
   Retained earnings ............................................................       268,726        259,349
   Net unrealized gain (loss) on securities available for sale, net of taxes ....        11,073         (5,014)
   Net unrealized foreign currency translation loss, net of taxes ...............        (2,509)            --
                                                                                    -----------    -----------
     Total stockholders' equity .................................................       444,091        419,692
                                                                                    -----------    -----------
                                                                                    $ 3,390,728    $ 3,069,165
                                                                                    ===========    ===========

Ocwen Financial Corporation (OCN)
Third Quarter Results
October 26, 1998

    OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
    CONSOLIDATED STATEMENTS OF OPERATIONS
    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
    (UNAUDITED)
                                                                   Three Months                    Nine Months
                                                          ----------------------------    ----------------------------
    For the periods ended September 30,                       1998            1997            1998             1997
                                                          ------------    ------------    ------------    ------------
Interest income:
  Federal funds sold and repurchase agreements ........   $      2,508    $      4,844    $      4,944    $      7,296
  Securities available for sale .......................          8,982           8,725          25,655          23,407
  Securities held for trading .........................             --              --              --             248
  Loans available for sale ............................         11,390           4,267          46,185          11,091
  Loans ...............................................         13,771          16,425          31,688          37,791
  Discount loans ......................................         50,274          42,370         129,352         116,840
  Investment securities and other .....................          1,617             695           3,633           2,122
                                                          ------------    ------------    ------------    ------------
                                                                88,542          77,326         241,457         198,795
                                                          ------------    ------------    ------------    ------------
Interest expense:
  Deposits ............................................         31,146          31,057          87,668          92,321
  Securities sold under agreements to repurchase ......          1,168              56           4,869             533
  Advances from the Federal Home Loan Bank ............              6               8             106             436
  Obligations outstanding under lines of credit .......          8,767           2,025          28,390           2,298
  Notes, debentures and other interest bearing
  obligations .........................................          6,772           6,798          20,258          20,388
                                                          ------------    ------------    ------------    ------------
                                                                47,859          39,944         141,291         115,976
                                                          ------------    ------------    ------------    ------------
  Net interest income before provision for loan losses          40,683          37,382         100,166          82,819
Provision for loan losses .............................          1,806           4,088          13,734          21,739
                                                          ------------    ------------    ------------    ------------
  Net interest income after provision for loan losses .         38,877          33,294          86,432          61,080
                                                          ------------    ------------    ------------    ------------

Non-interest income:
  Servicing fees and other charges ....................         15,348           7,321          39,044          17,510
  Gains on interest earning ...........................         24,170           5,999             908          46,142
  Gain on real estate owned, net ......................          1,216           4,793          12,763           8,628
  Other income ........................................         17,123           7,318          33,316           7,898
                                                          ------------    ------------    ------------    ------------
                                                                57,857          25,431          86,031          80,178
                                                          ------------    ------------    ------------    ------------
Non-interest expense:
  Compensation and employee benefits ..................         32,474          20,471          83,721          55,069
  Occupancy and equipment .............................          9,485           5,029          24,495          11,818
  Net operating loss on investments in real estate and
    certain low-income housing tax credit interests ...          2,696             622           4,988           1,819
  Other operating expenses ............................         20,861           5,097          42,573          16,397
                                                          ------------    ------------    ------------    ------------
                                                                65,516          31,219         155,777          85,103
                                                          ------------    ------------    ------------    ------------
Distributions on Company-obligated, mandatorily
  redeemable securities of subsidiary trust holding
  solely junior subordinated debentures ...............          3,398           1,850          10,195           1,850
Equity in earnings of investment in joint ventures ....             --             546              --          16,220
                                                          ------------    ------------    ------------    ------------
  Income before income taxes ..........................         27,820          26,202           6,491          70,525
Income tax (expense) benefit ..........................         (2,922)         (6,179)          2,888         (14,911)
Minority interest in net (income) loss of consolidated
  subsidiary ..........................................             33             142              (2)            384
                                                          ------------    ------------    ------------    ------------
  Net income ..........................................   $     24,931    $     20,165    $      9,377    $     55,998
                                                          ============    ============    ============    ============

Income per share:
  Basic ...............................................   $       0.41    $       0.35    $       0.15    $       1.02
                                                          ============    ============    ============    ============
                                                          $       0.41    $       0.35    $       0.15    $       1.01
                                                          ============    ============    ============    ============

Weighted average common shares outstanding:
  Basic ...............................................     60,785,467      57,004,218      60,716,777      54,734,082
                                                          ============    ============    ============    ============
  Diluted .............................................     61,074,499      57,749,958      61,249,163      55,341,404
                                                          ============    ============    ============    ============

                                                           18
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